                                                              EXHIBIT 99

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                  FORM 11-K



[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

For the period April 1, 1995 through September 30, 1995


                                      OR


[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)



Commission File Numbers 0-9115 and 0-24494



                      1994 EMPLOYEE STOCK PURCHASE PLAN
                      ---------------------------------
                             (Full title of plan)



                      MATTHEWS INTERNATIONAL CORPORATION
                            TWO NORTHSHORE CENTER
                          PITTSBURGH, PA 15212-5851
           -------------------------------------------------------
           (Name of issuer of securities held pursuant to the plan and the address of its principal executive office)

                      MATTHEWS INTERNATIONAL CORPORATION
                      1994 EMPLOYEE STOCK PURCHASE PLAN
                        INDEX OF FINANCIAL STATEMENTS


                                                                        Pages
                                                                        -----

Independent Auditor's Report                                                3


Statement of Net Assets as of September 30, 1995                            4


Statement of Changes in Net Assets for the period
  April 1, 1995 through September 30, 1995                                  5


Notes to Financial Statements                                           6 - 8


Signature                                                                   9


Exhibit 1:
Consent of Independent Certified Public Accountants

                          INDEPENDENT AUDITOR'S REPORT



To the Shareholders and
  Board of Directors of
  Matthews International Corporation:

We have audited the financial statements of the 1994 Employee Stock Purchase Plan of Matthews International Corporation as of September 30, 1995 and for the period April 1, 1995 through September 30, 1995 as listed in the accompanying index on Page 2. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the 1994 Employee Stock Purchase Plan of Matthews International Corporation as of September 30, 1995 and changes in net assets for the period April 1, 1995 through September 30, 1995, in conformity with generally accepted accounting principles.




                                                      COOPERS & LYBRAND L.L.P.


Pittsburgh, Pennsylvania
November 16, 1995

                      MATTHEWS INTERNATIONAL CORPORATION
                      1994 EMPLOYEE STOCK PURCHASE PLAN
                           STATEMENT OF NET ASSETS
                              September 30, 1995
                                  ----------


NET ASSETS:

Investments:
  Matthews International Corporation -
    Class A Common Stock                                           $ 127,082

Employee contributions receivable                                     28,250

Employer contributions receivable                                      5,206

Dividend income receivable                                               445
                                                                    --------

  Net assets                                                       $ 160,983
                                                                    ========



































The accompanying notes are an integral part of these financial statements.

                      MATTHEWS INTERNATIONAL CORPORATION
                      1994 EMPLOYEE STOCK PURCHASE PLAN
                       STATEMENT CHANGES IN NET ASSETS
                                for the period
                   April 1, 1995 through September 30, 1995
                                  ----------



ADDITIONS:

Contributions:
  Employee                                                         $ 139,408

  Employer                                                            13,941


Dividend income                                                          581

Net appreciation of investments                                        8,535
                                                                    --------

  Total additions                                                  $ 162,465
                                                                    --------


DEDUCTIONS:

Withdrawals by participants                                            1,482
                                                                    --------
  Total deductions                                                     1,482
                                                                    --------


Net increase                                                         160,983


Net assets, beginning of period                                            0
                                                                    --------

Net assets, end of period                                          $ 160,983
                                                                    ========















The accompanying notes are an integral part of these financial statements.

                      MATTHEWS INTERNATIONAL CORPORATION
                      1994 EMPLOYEE STOCK PURCHASE PLAN
                        NOTES TO FINANCIAL STATEMENTS
                                  ----------


1.  DESCRIPTION OF PLAN:

The purpose of the 1994 Employee Stock Purchase Plan of Matthews International Corporation (the "Plan"), which became effective April 1, 1995, is to provide the eligible employees of Matthews International Corporation and its subsidiaries (the "Company") with a convenient means of purchasing shares of Class A Common Stock (the "Common Stock"), of Matthews International Corporation on the open market through regular payroll deductions, matching employer contributions and investment of cash dividends.

Participation in the Plan is voluntary. All regular full-time United States employees of the Company are eligible to participate in the Plan, provided they have attained the age of 18 years and have completed three months of service with the Company. Employees of the Company whose wages and other conditions of employment are covered by a collective bargaining agreement are not eligible to participate in the Plan unless and until such agreement provides for the application of the Plan to employees covered by such agreement.

Each eligible employee is permitted to authorize a deduction from his or her pay, in even multiples of $1.00, of a minimum of $20.00 per pay period; provided, however, that the maximum deduction for any bi-weekly pay period shall not exceed $250 and for any monthly pay period shall not exceed $500. Contributions by a participant are credited to the account under the Plan relating to the participant as of each payment date and are used to purchase shares of Common Stock for credit to such account.

On the last business day of each January, April, July and October, each participant's account is credited with a contribution by the Company in an amount equal to ten percent (10%) of the amount contributed by the participant (not including dividends or other distributions) during the previous calendar quarter. Such amount is used to purchase shares of Common Stock for credit to the participant's account.

Each participant account is credited with all cash dividends and other cash distributions, if any, paid in respect of the shares credited to the account, less any amount the Company is required to deduct as backup withholding in respect of the dividend or distribution received, or considered to be received. Cash dividends and other cash distributions credited to a participant's account are invested in Common Stock.

Purchases of Common Stock for participants' accounts under the Plan are made on the open market by or at the direction of an independent bank or registered broker-dealer acting as agent for the Plan participants. The purchase price of shares of Common Stock purchased for Plan participants is the weighted average price of all shares of Common Stock purchased by the agent for the Plan for that date, including a proportionate share of all brokerage commissions or similar charges incurred by the agent in making such purchases. The Company does not receive any part of the purchase price, and the Plan does not provide any new capital to the Company.

                                  ----------


1.  DESCRIPTION OF PLAN, continued:

The number of shares purchased for a participant's account is equal to the total dollar amount invested for the participant divided by the purchase price, including fractional shares. Each participant with respect to an account acquires full ownership of all shares and of any fractional shares purchased for an account upon the crediting of the shares to such account.

The Plan is not subject to income tax under the Internal Revenue Code.

For additional information regarding the Plan, reference should be made to the full text of the Plan which is set forth as Exhibit B to the 1995 Proxy Statement of Matthews International Corporation.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The financial statements have been prepared in accordance with generally accepted accounting principles. The following are the significant accounting policies followed by the Plan:

Investment Valuation:

Investments, which consist solely of Matthews International Corporation Class A Common Stock, are carried at fair value by reference to the mean of the published high and low closing market quotations as reported on the National Association of Securities Dealers Automated Quotations System (NASDAQ).

Income Recognition:

Purchases and sales are recorded on a trade date basis. Dividend income is recorded as earned on an accrual basis. The Plan presents in the Statement of Changes in Net Assets the net appreciation in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on these investments.

Administrative Expenses:

The Company pays all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees, the costs of delivery of stock certificates to participants and the costs of delivery of shareholder communications. The Company does not pay any expenses, broker's or other commissions or taxes incurred in connection with the purchases of Common Stock, or the sale of shares of Common Stock credited to an account at the direction of the participant. Expenses in connection with any such sale are deducted from the proceeds of sale prior to any remittance to the participant.

                                  ----------



3.  INVESTMENTS:

As required under the Plan, investments at September 30, 1995 consisted solely of Matthews International Corporation Class A Common Stock as follows:

     Number of Shares                                    6,374

     Cost                                            $ 118,595

     Fair Value                                      $ 127,082

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Board of Directors of Matthews International Corporation has duly caused this Annual Report to be signed on behalf of the Plan by the undersigned hereunto duly authorized, on December 14, 1995.



                                   MATTHEWS INTERNATIONAL CORPORATION
                                   1994 EMPLOYEE STOCK PURCHASE PLAN

                                            James L. Parker
                                   ----------------------------------
                                        James L. Parker, Senior
                                       Vice President, Secretary
                                          and General Counsel

                                                                EXHIBIT 1





               CONSENT OF CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Matthews International Corporation, 1994 Employee Stock Purchase Plan (Registration No. 33-57795), of our report dated November 16, 1995, on our audits of the financial statements of Matthews International Corporation 1994 Employee Stock Purchase Plan as of September 30, 1995, and for the period
April 1, 1995 through September 30, 1995, which report is included in this Annual Report on Form 11-K.





                                                   COOPERS & LYBRAND L.L.P.



Pittsburgh, Pennsylvania
December 21, 1995